Century Communities Reports Second Quarter 2026 Results

- Deliveries of 2,506 Homes Generating $927.2 Million in Total Revenues -

- Net New Home Contracts of 2,615 -

- Ending Community Count Increased Sequentially to 330, a Company Record -

- Net Income of $36.1 Million, or $1.26 Per Diluted Share -

- Book Value Per Share of $90.24, a Company Record -

Greenwood Village, Colorado (July 22, 2026) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•	Net income of $36.1 million, or $1.26 per diluted share
•	Adjusted net income of $37.3 million, or $1.30 per diluted share
•	Total revenues of $927.2 million
•	Community count of 330, a Company record
•	Deliveries of 2,506 homes
•	Net new home contracts of 2,615
•	Homebuilding gross margin of 18.1%
•	Adjusted homebuilding gross margin of 20.0%
•	Repurchased 352,811 shares of common stock for $19.6 million

“We delivered strong second quarter results despite continued headwinds from macro challenges and weak consumer sentiment, with earnings per diluted share of $1.26 increasing by 11% on a year-over-year basis and 50% sequentially,” said Dale Francescon, Executive Chairman. “We continued to invest in our business and ended the quarter with 330 open communities, a Company record. Our balance sheet remains strong with $2.6 billion of stockholders’ equity and $802 million of liquidity, and we repurchased 352,811 shares of our common stock for $19.6 million at a 38% discount to our Company record book value per share of $90.24 while maintaining our quarterly cash dividend of $0.32 per share and continuing to position Century for future growth.”

Rob Francescon, Chief Executive Officer and President, said, “Our deliveries of 2,506 homes grew by 25% on a sequential basis and exceeded our guidance on stronger order activity, with our net orders of 2,615 homes increasing by 3% on a year-over-year basis and 10% sequentially. Our net orders were relatively stable throughout the quarter, with our traffic posting a sequential gain of 9% in the second quarter. Our adjusted homebuilding gross margin of 20.0% increased by 30 basis points on a sequential basis, benefitting from lower incentives and direct costs as we controlled our costs and inventory levels.”

Second Quarter 2026 Results

Net income for the second quarter 2026 was $36.1 million, or $1.26 per diluted share. Adjusted net income was $37.3 million, or $1.30 per diluted share.

Total revenues were $927.2 million, with second quarter home sales revenues totaling $897.5 million. Deliveries totaled 2,506 homes. The average sales price of home deliveries for the second quarter 2026 was $358,200.

Net new home contracts in the second quarter 2026 were 2,615, and at the end of the second quarter 2026, the Company had 1,264 homes in backlog, representing $469.3 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest and purchase price accounting, was 20.0% in the second quarter of 2026, and homebuilding gross margin was 18.1%. Selling, general, and administrative expenses as a percent of home sales revenues was 14.2% in the quarter. Adjusted EBITDA and EBITDA for the second quarter 2026 were $78.2 million and $71.0 million, respectively.

Financial services revenues and pre-tax income were $25.4 million and $9.9 million, respectively, in the second quarter 2026.

Balance Sheet and Liquidity

The Company ended the second quarter 2026 with a strong financial position, including $2.6 billion of stockholders’ equity and $802.4 million of total liquidity, including $132.0 million of cash, including cash equivalents and cash held in escrow.

Book value per share was $90.24, a Company record, as of June 30, 2026.

During the second quarter, consistent with Century’s disciplined capital allocation approach to enhance the long-term value of the Company and return capital to our stockholders, Century maintained its quarterly cash dividend of $0.32 per share and repurchased 352,811 shares of common stock for $19.6 million.

As of June 30, 2026, homebuilding debt to capital equaled 34.2% and net homebuilding debt to net capital equaled 31.9%.

Full Year 2026 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “We are raising the midpoint and low end of our full year 2026 home delivery guidance to be in the range of 9,750 to 10,500 homes, with our home sales revenues expected to be in the range of $3.5 billion to $3.8 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, July 22, 2026, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s second quarter 2026 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 833-461-5787 (domestic) or 585-542-9983 (international) and enter the conference ID 338 306 020. The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation’s largest homebuilders and a recognized industry leader in online home sales. Newsweek has named the Company one of America's Most Trustworthy Companies for three consecutive years, and Century Communities has also been designated as one of U.S. News & World Report’s Best Companies to Work For (2025-2026). Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 16 states and over 45 markets across the U.S., and also offers mortgage, title, insurance brokerage, and escrow services in select markets through its Inspire Home Loans, Parkway Title, IHL Home Insurance Agency, and IHL Escrow subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “should,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2026, including anticipated home deliveries and home sales revenues. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statements: changes in general economic conditions, including interest rates, inflation, and employment levels; consumer confidence and affordability concerns; the impact of geopolitical conflicts including in the Middle East, tariffs and increased costs, immigration reform and enforcement, global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the availability and cost of financing; home incentive levels; the ability to identify and acquire desirable land and dispose of land when appropriate; availability and pricing for land, labor and raw materials and other resources; reliance on contractors and key personnel; the effect of competition; risks associated with the Company’s mortgage lending business and increased use of adjustable-rate mortgages; risks associated with the Company’s multi-family rental businesses; future impairment and restructuring charges; the effect of tax changes; the effect of recent federal housing legislation; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Homebuilding Revenues
Home sales revenues	$897,528	$976,467	$1,631,634	$1,860,204
Land sales and other revenues	4,255	483	37,426	1,445
Total homebuilding revenues	901,783	976,950	1,669,060	1,861,649
Financial services revenues	25,444	23,774	47,840	42,308
Total revenues	927,227	1,000,724	1,716,900	1,903,957
Homebuilding Cost of Revenues
Cost of home sales revenues	(735,368)	(804,522)	(1,338,659)	(1,512,437)
Cost of land sales and other revenues	(1,678)	(69)	(24,249)	(897)
Total homebuilding cost of revenues	(737,046)	(804,591)	(1,362,908)	(1,513,334)
Financial services costs	(15,548)	(17,550)	(30,299)	(33,724)
Selling, general, and administrative expense	(127,416)	(128,837)	(243,498)	(249,596)
Other income (expense), net	1,851	(2,663)	2,204	(7,702)
Income before income tax expense	49,068	47,083	82,399	99,601
Income tax expense	(12,920)	(12,229)	(21,842)	(25,363)
Net income	$36,148	$34,854	$60,557	$74,238

Earnings per share:
Basic	$1.26	$1.15	$2.09	$2.43
Diluted	$1.26	$1.14	$2.09	$2.40
Weighted average common shares outstanding:
Basic	28,637,901	30,366,109	28,912,225	30,582,376
Diluted	28,653,398	30,680,708	28,933,927	30,912,086

Century Communities, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30,	December 31,
	2026	2025
Assets	(unaudited)	(audited)
Cash and cash equivalents	$92,334	$109,443
Cash held in escrow	39,709	48,571
Accounts receivable	64,824	57,242
Inventories	3,598,982	3,361,158
Mortgage loans held for sale	233,347	299,145
Prepaid expenses and other assets	511,559	435,683
Property and equipment, net	73,090	69,368
Deferred tax assets, net	36,317	38,176
Goodwill	41,109	41,109
Total assets	$4,691,271	$4,459,895
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$151,298	$114,416
Accrued expenses and other liabilities	290,348	310,602
Notes payable	1,121,745	1,102,376
Revolving line of credit	329,600	51,500
Mortgage repurchase facilities	232,529	289,269
Total liabilities	2,125,520	1,868,163
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 28,432,620 and 29,050,515 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	284	291
Additional paid-in capital	318,276	385,962
Retained earnings	2,247,191	2,205,479
Total stockholders' equity	2,565,751	2,591,732
Total liabilities and stockholders' equity	$4,691,271	$4,459,895

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
West	309	323	(4.3)%	645	715	(9.8)%
Mountain	440	336	31.0%	866	798	8.5%
Texas	568	504	12.7%	1,041	1,003	3.8%
Southeast	386	384	0.5%	745	771	(3.4)%
Century Complete	912	999	(8.7)%	1,697	1,951	(13.0)%
Total	2,615	2,546	2.7%	4,994	5,238	(4.7)%

New Home Deliveries

(dollars in thousands)

	Three Months Ended June 30,
	2026		2025		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	322	$568.9	335	$602.5	(3.9)%	(5.6)%
Mountain	416	476.5	396	521.0	5.1%	(8.5)%
Texas	527	290.8	501	294.2	5.2%	(1.2)%
Southeast	362	383.2	401	429.9	(9.7)%	(10.9)%
Century Complete	879	255.1	954	260.5	(7.9)%	(2.1)%
Total / Weighted Average	2,506	$358.2	2,587	$377.5	(3.1)%	(5.1)%

	Six Months Ended June 30,
	2026		2025		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	599	$568.8	638	$601.0	(6.1)%	(5.4)%
Mountain	760	471.5	825	522.6	(7.9)%	(9.8)%
Texas	898	288.3	958	296.5	(6.3)%	(2.8)%
Southeast	677	388.2	704	435.7	(3.8)%	(10.9)%
Century Complete	1,585	259.3	1,746	260.5	(9.2)%	(0.5)%
Total / Weighted Average	4,519	$361.1	4,871	$381.9	(7.2)%	(5.4)%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of June 30,		Increase/Decrease
	2026	2025	Amount	% Change
West	40	36	4	11.1%
Mountain	53	51	2	3.9%
Texas	89	75	14	18.7%
Southeast	36	43	(7)	(16.3)%
Century Complete	112	122	(10)	(8.2)%
Total	330	327	3	0.9%

Backlog

(dollars in thousands)

	As of June 30,
	2026			2025			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	165	$94,173	$570.7	236	$142,012	$601.7	(30.1)%	(33.7)%	(5.2)%
Mountain	214	110,273	515.3	122	66,572	545.7	75.4%	65.6%	(5.6)%
Texas	279	83,386	298.9	222	67,939	306.0	25.7%	22.7%	(2.3)%
Southeast	168	71,714	426.9	174	75,720	435.2	(3.4)%	(5.3)%	(1.9)%
Century Complete	438	109,726	250.5	463	113,747	245.7	(5.4)%	(3.5)%	2.0%
Total / Weighted Average	1,264	$469,272	$371.3	1,217	$465,990	$382.9	3.9%	0.7%	(3.0)%

Lot Inventory

	As of June 30,
	2026			2025			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	3,546	2,488	6,034	3,948	3,097	7,045	(10.2)%	(19.7)%	(14.4)%
Mountain	7,491	2,203	9,694	8,905	1,344	10,249	(15.9)%	63.9%	(5.4)%
Texas	13,725	2,981	16,706	14,900	5,493	20,393	(7.9)%	(45.7)%	(18.1)%
Southeast	4,864	6,247	11,111	5,095	8,392	13,487	(4.5)%	(25.6)%	(17.6)%
Century Complete	4,055	12,528	16,583	4,571	12,956	17,527	(11.3)%	(3.3)%	(5.4)%
Total	33,681	26,447	60,128	37,419	31,282	68,701	(10.0)%	(15.5)%	(12.5)%
% of Total	56.0%	44.0%	100.0%	54.5%	45.5%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (“Adjusted EPS”) are non-GAAP financial measures that the Company believes are useful to management, investors and other users of its financial information in evaluating its operating results and understanding its operating trends without the effect of specified factors that management believes affect comparability.  The Company believes excluding specified factors that management believes affect comparability provides more comparable assessment of its financial results from period to period. The Company defines adjusted net income as consolidated net income before (i) income tax expense; (ii) inventory impairment; (iii) abandonment of lot option contracts; (iv) restructuring costs; (v) loss on debt extinguishment; (vi) impairment on other investment; and (vii) purchase price accounting for acquired work in process inventory; in each case, as applicable during a period, less adjusted income tax expense, calculated using the Company’s estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Numerator
Net income	$36,148	$34,854	$60,557	$74,238
Denominator
Weighted average common shares outstanding - basic	28,637,901	30,366,109	28,912,225	30,582,376
Dilutive effect of stock-based compensation awards	15,497	314,599	21,702	329,710
Weighted average common shares outstanding - diluted	28,653,398	30,680,708	28,933,927	30,912,086
Earnings per share:
Basic	$1.26	$1.15	$2.09	$2.43
Diluted	$1.26	$1.14	$2.09	$2.40

Adjusted earnings per share
Numerator
Net income	$36,148	$34,854	$60,557	$74,238
Income tax expense	12,920	12,229	21,842	25,363
Income before income tax expense	49,068	47,083	82,399	99,601
Inventory impairment	—	7,360	—	7,771
Abandonment of lot option contracts(1)	1,125	2,642	2,079	4,148
Restructuring costs	—	—	—	1,505
Purchase price accounting for acquired work in process inventory	613	2,041	1,301	3,933
Adjusted income before income tax expense	50,806	59,126	85,779	116,958
Adjusted income tax expense(2)	(13,467)	(15,056)	(22,738)	(29,783)
Adjusted net income	$37,339	$44,070	$63,041	$87,175

Denominator - Diluted	28,653,398	30,680,708	28,933,927	30,912,086

Adjusted diluted earnings per share	$1.30	$1.44	$2.18	$2.82

(1)

Beginning in the third quarter of 2025, the Company added “Abandonment of lot option contracts” as an adjustment in its non-GAAP adjusted net income calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

(2)

The tax rates used in calculating adjusted net income for the three and six months ended June 30, 2026 were each 26.5%, respectively,  which are reflective of our GAAP tax rates for the six months ended June 30, 2026. The tax rates used in calculating adjusted net income for the three and six months ended June 30, 2025 were each 25.5%, respectively, which are reflective of our GAAP tax rates for the six months ended June 30, 2025.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable), is not a  measurement of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s GAAP operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin (in thousands)

	Three Months Ended June 30,
	2026	%	2025	%
Home sales revenues	$897,528	100.0%	$976,467	100.0%
Cost of home sales revenues(1)	(735,368)	(81.9)%	(804,522)	(82.4)%
Homebuilding gross margin	162,160	18.1%	171,945	17.6%
Add: Inventory impairment	—	—%	7,360	0.8%
Adjusted homebuilding gross margin excluding inventory impairment	162,160	18.1%	179,305	18.4%
Add: Interest in cost of home sales revenues	16,342	1.8%	14,204	1.5%
Add: Purchase price accounting for acquired work in process inventory	613	0.1%	2,041	0.2%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$179,115	20.0%	$195,550	20.0%

	Six Months Ended June 30,
	2026	%	2025	%
Home sales revenues	$1,631,634	100.0%	$1,860,204	100.0%
Cost of home sales revenues(1)	(1,338,659)	(82.0)%	(1,512,437)	(81.3)%
Homebuilding gross margin	292,975	18.0%	347,767	18.7%
Add: Inventory impairment	—	—%	7,771	0.4%
Adjusted homebuilding gross margin excluding inventory impairment	292,975	18.0%	355,538	19.1%
Add: Interest in cost of home sales revenues	29,512	1.8%	26,989	1.5%
Add: Purchase price accounting for acquired work in process inventory	1,301	0.1%	3,933	0.2%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$323,788	19.8%	$386,460	20.8%

(1)

Beginning in the fourth quarter of 2025, inventory impairment was reclassified to be included in cost of home sales revenues in the Company’s consolidated statements of operations rather than presented as a separate line item and prior year amounts have been reclassified to conform to this presentation.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures the Company uses as supplemental measures in evaluating operating performance. The Company defines EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. The Company defines adjusted EBITDA as EBITDA before inventory impairment, abandonment of lot option contracts,  stock-based compensation expense, restructuring costs, loss on debt extinguishment,  impairment on other investment, and purchase price accounting for acquired work in process inventory, in each case as applicable during a period. The Company believes EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and other specified factors that management believes affect comparability. Accordingly, the Company’s management believes that these measurements are useful for comparing general operating performance from period to period. EBITDA and adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The presentation of adjusted EBITDA should not be construed as an indication that the Company’s future results will be unaffected by unusual or other specified factors that management believes affect comparability. Each of EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results of operations as reported under GAAP.

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net income	$36,148	$34,854	3.7%	$60,557	$74,238	(18.4)%
Income tax expense	12,920	12,229	5.7%	21,842	25,363	(13.9)%
Interest in cost of home sales revenues	16,342	14,204	15.1%	29,512	26,989	9.3%
Interest expense (income)	218	(1,229)	(117.7)%	387	(431)	(189.8)%
Depreciation and amortization expense	5,389	6,434	(16.2)%	10,741	12,862	(16.5)%
EBITDA	$71,017	$66,492	6.8%	$123,039	$139,021	(11.5)%
Inventory impairment	—	7,360	(100.0)%	—	7,771	(100.0)%
Abandonment of lot option contracts (1)	1,125	2,642	(57.4)%	2,079	4,148	(49.9)%
Stock-based compensation expense (2)	5,400	7,941	(32.0)%	7,180	8,233	(12.8)%
Restructuring costs	—	—	—%	—	1,505	(100.0)%
Purchase price accounting for acquired work in process inventory	613	2,041	(70.0)%	1,301	3,933	(66.9)%
Adjusted EBITDA	$78,155	$86,476	(9.6)%	$133,599	$164,611	(18.8)%

(1)

Beginning in the third quarter of 2025, the Company added “Abandonment of lot option contracts” as an adjustment in its non-GAAP adjusted EBITDA calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

(2)

Beginning in the fourth quarter of 2025, the Company added “Stock-based compensation expense” as an adjustment in its non-GAAP adjusted EBITDA calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is total debt minus outstanding borrowings under construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of homebuilding debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	June 30,	December 31,
	2026	2025
Notes payable	$1,121,745	$1,102,376
Revolving line of credit	329,600	51,500
Construction loan agreements	(118,982)	(90,269)
Total homebuilding debt	1,332,363	1,063,607
Total stockholders' equity	2,565,751	2,591,732
Total capital	$3,898,114	$3,655,339
Homebuilding debt to capital	34.2%	29.1%

Total homebuilding debt	$1,332,363	$1,063,607
Cash and cash equivalents	(92,334)	(109,443)
Cash held in escrow	(39,709)	(48,571)
Net homebuilding debt	1,200,320	905,593
Total stockholders' equity	2,565,751	2,591,732
Net capital	$3,766,071	$3,497,325

Net homebuilding debt to net capital	31.9%	25.9%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations and Finance

303-268-8345

InvestorRelations@CenturyCommunities.com

Category:
Earnings